                                                                   Exhibit 10.16



                               LICENSE AGREEMENT
                               -----------------

     This License Agreement is effective as of the 9th day of February, 1999, by and between Cendant Corporation, a Delaware corporation (the "Licensor") and NRT Incorporated, a Delaware corporation (the "Licensee").

                                  WITNESSETH:
                                  ----------

     The Licensor, or one of its subsidiaries, is the owner of certain trade and service marks, all described in Schedule A attached hereto (the "Marks").

     Licensee is engaged in the real estate brokerage business, pursuant to franchise or membership agreements, each dated as of the date hereof, with ERA Franchise Systems, Inc., Coldwell Banker Real Estate Corporation and Century 21 Real Estate Corporation (the "Franchise Agreements"), and related ancillary businesses (collectively, the "Business"). Licensor and Licensee desire and intend that the Licensee be permitted to use the Marks in the conduct of the Business.

     NOW, THEREFORE, in consideration of the mutual promises herein exchanged and for other good and valuable consideration, the parties agree as follows:

1.  License.  The Licensor, for itself and its subsidiaries, hereby grants to
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the Licensee and its subsidiaries the exclusive right and license to use the
Marks in the conduct of the Business. Included in this grant is the right to use the Marks to provide services, and to advertise and promote the Business, its products and services, including the use of the Marks in conjunction with signage, stationery, convenience items for customers, employee uniforms and forms used in conjunction with the Business. Notwithstanding the exclusive nature of this License Agreement, Licensee hereby acknowledges that certain Marks have been, and may in the future be, licensed to persons and entities in connection with Brokerage Acquisitions (as defined in Schedule A attached hereto) and that this License Agreement is subject in all respects to such licenses.

     In conjunction with the use of the Marks, the Licensee shall take all necessary measures to ensure that the services provided by Licensee and its subsidiaries continue to conform to quality standards. In order to maintain such standards, Licensee shall and shall cause its subsidiaries to:

     Maintain a high moral and ethical standard of operation at each office utilizing the Marks;

     Maintain each office in a clean, attractive and orderly condition;

     Provide efficient, courteous and high-quality service to the public at each office;
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     Operate each office during the periods required by Licensee;

     Permit inspection of each office by Licensor's representative at any time;

     Advertise and promote each office subject to Licensor's approval as to form and content of all advertising and promotional material;

     Comply with Licensor's reasonable requirements so as to maintain the high quality of equipment and supplies at each office;

     Display outdoor signs and other signs, promotional material and identifying characteristics at each office as approved and required by Licensor;

     Send samples or descriptions to Licensor of all proposed new uses of the Marks for Licensor's approval.

     Licensor shall have the right to specify additional standards to ensure compliance with these requirements and to ensure that the validity and enforceability of the Marks, and the goodwill associated therewith, is maintained and protected. Licensee shall use the Marks in accordance with sound trademark and trade name usage principles and in accordance with all applicable laws and regulations, including without limitation all laws and regulations relating to the maintenance of the validity and enforceability of the Marks; and Licensee shall not use the Marks in any manner which would tarnish, disparage, or reflect adversely on Licensor, the Marks, or the goodwill associated therewith.

   2.  Duration.  This License Agreement shall remain in full force and effect
   --  --------
until termination or expiration of all of the Franchise Agreements or any replacements, renewals or amendments thereof.

   3. Royalties. No additional royalty shall be payable by Licensee hereunder;
   -  ---------
it being understood that Licensee is already paying a royalty to Licensor's subsidiaries under the Franchise Agreements with respect to its residential real estate brokerage operations. Notwithstanding any prior agreement to the contrary, the Marks shall not be deemed to be additional trademarks under any of the Franchise Agreements; this License Agreement shall contain the entire agreement between the parties regarding a license of the Marks to Licensee.

  4.  Maintenance of the Marks. In the event that Licensee learns of any
  --  ------------------------
infringement or unauthorized use of the Marks, it shall notify Licensor, such notice not to be unreasonably delayed. Licensor shall have the sole right to bring infringement actions or other similar proceedings against infringing third parties in order to protect the Marks. Licensee, at its expense, shall take all reasonable
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actions necessary to assist Licensor in the maintenance of the Marks including joining in any action which Licensor deems necessary to bring in order to maintain and/or prevent material infringement of the Marks. Licensee acknowledges that the Marks and all rights therein, if any (with the exception of those rights expressly granted to Licensee hereunder), and the goodwill pertaining thereto belong exclusively to Licensor. Licensee's use of the Marks shall inure to the benefit of Licensor for all purposes, including without limitation trademark registration. Without limiting the generality of the foregoing, Licensee shall not challenge the validity of Licensor's ownership of the Marks or any registration or application for registration thereof or contest the fact that Licensee's rights under this License Agreement are solely those of a licensee, which rights terminate upon termination of this License Agreement.

  4.  Right to Sublicense; Assignment.  The Licensee shall not have the right to
  --  -------------------------------
sublicense the use of the Marks or otherwise assign its rights under this License Agreement.

  5.  Title.  Licensee agrees that nothing herein shall give to the Licensee any
  --  -----
right, title or interest in the Marks (except the right to use the Marks in accordance with the terms of this License Agreement), that the Marks are the sole property of the Licensor or one of its subsidiaries, and that any and all uses by the Licensee of the Marks shall inure to the benefit of the Licensor or one of its subsidiaries.

  6.  Defaults and Termination.  The following shall be deemed to be events of
  --  ------------------------
default ("Events of Default") under this License Agreement:

(a) With respect to any Mark, failure to maintain the quality standards required under Section 1 of this License Agreement and failure to submit to quality review, after notice and failure to cure within thirty (30) days of receipt of notice from Licensor.
(b) With respect to any Mark, breach of any other provision of this License Agreement by Licensee and failure to cure such breach within thirty (30) days of receipt of notice from Licensor.

     Upon occurrence of an Event of Default, Licensor at its sole discretion may terminate this License Agreement with respect to such Mark upon written notice to Licensee. In the event of such termination, Licensee shall deliver to Licensor or at the option of Licensor, destroy, free of any charges to Licensor, all items incorporating such Mark.

  3.  Notices.  Any notices required or permitted to be given under this License
  --  -------
Agreement shall be in writing and given to the parties by mail, return receipt requested.

     IN WITNESS WHEREOF, the undersigned have caused this License Agreement to be signed as
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of the day and year first above written.


                               CENDANT CORPORATION


                               By: /s/ Samuel L. Katz
                                   ------------------------
                                   Name: Samuel L. Katz
                                   Title: Executive Vice President


                               NRT INCORPORATED



                               By: /s/ Steven L. Barnett
                                   ------------------------
                                   Name: Steven L. Barnett
                                   Title: Senior Vice President,
                                          General Counsel and Secretary
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                                                                      Schedule A

                                                            To License Agreement
                                                            --------------------


     All tradenames and trademarks acquired by Licensor or one of its subsidiaries in connection with Brokerage Acquisitions (as defined in the Stockholders Agreement, dated as of August 11, 1997, between Licensee, HFS Incorporated and others, and the Acquisition Cooperation Agreement, dated as of the date hereof, between Licensor, Licensee and others), including those hereafter acquired, other than those relating to mortgage operations.


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